Exhibit 5.3

September 10, 2021

Viatris Inc.

1000 Mylan Boulevard

Canonsburg, Pennsylvania 15317

Ladies and Gentlemen:

I am the Assistant Secretary of Viatris Inc., a Delaware corporation (the “Company”), and the Deputy Global General Counsel and Assistant Secretary of Mylan Inc., a Pennsylvania corporation (the “Pennsylvania Guarantor”), and am rendering this opinion in connection with the filing by the Company, the Pennsylvania Guarantor, Utah Acquisition Sub Inc., a Delaware corporation (“Utah Acquisition Sub Inc.”), and Mylan II B.V., a private limited liability company incorporated and existing under the laws of the Netherlands (“Mylan II B.V.” and, together with the Pennsylvania Guarantor and Utah Acquisition Sub Inc., the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Company’s proposed issuance and offer to exchange (1) up to $1,000,000,000 aggregate principal amount of its 1.125% Senior Notes due 2022 to be registered under the Securities Act (the “2022 Exchange Notes”) for a like aggregate principal amount of its outstanding 1.125% Senior Notes due 2022 (the “2022 Restricted Notes”), (2) up to $750,000,000 aggregate principal amount of its 1.650% Senior Notes due 2025 to be registered under the Securities Act (the “2025 Exchange Notes”) for a like aggregate principal amount of its outstanding 1.650% Senior Notes due 2025 (the “2025 Restricted Notes”), (3) up to $750,000,000 aggregate principal amount of its 2.300% Senior Notes due 2027 to be registered under the Securities Act (the “2027 Exchange Notes”) for a like aggregate principal amount of its outstanding 2.300% Senior Notes due 2027 (the “2027 Restricted Notes”), (4) up to $1,450,000,000 aggregate principal amount of its 2.700% Senior Notes due 2030 to be registered under the Securities Act (the “2030 Exchange Notes”) for a like aggregate principal amount of its outstanding 2.700% Senior Notes due 2030 (the “2030 Restricted Notes”), (5) up to $1,500,000,000 aggregate principal amount of its 3.850% Senior Notes due 2040 to be registered under the Securities Act (the “2040 Exchange Notes”) for a like aggregate principal amount of its outstanding 3.850% Senior Notes due 2040 (the “2040 Restricted Notes”) and (6) up to $2,000,000,000 aggregate principal amount of its 4.000% Senior Notes due 2050 to be registered under the Securities Act (the “2050 Exchange Notes” and, together with the 2022 Exchange Notes, the 2025 Exchange Notes, the 2027 Exchange Notes, the 2030 Exchange Notes and the 2040 Exchange Notes, the “Exchange Notes”) for a like aggregate principal amount of its outstanding 4.000% Senior Notes due 2050 (the “2050 Restricted Notes” and, together with the 2022 Restricted Notes, the 2025 Restricted Notes, the 2027 Restricted Notes, the 2030 Restricted Notes and the 2040 Restricted Notes, the “Restricted Notes”). The Exchange Notes are to be issued pursuant to the indenture dated June 22, 2020, among the Company (formerly Upjohn Inc.) and The Bank of New York Mellon, as trustee (the “Trustee”) (as supplemented by the First Supplemental Indenture dated November 16, 2020, by and among the Company, Utah Acquisition Sub Inc., Mylan II B.V., the Pennsylvania Guarantor and the Trustee, the “Indenture”). Each series of Exchange Notes will be guaranteed by each of the Guarantors on the terms set forth in the Indenture (the “Guarantees”).

In connection with this opinion, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as I have deemed necessary or appropriate for the purposes of this opinion, including: (i) the Pennsylvania Guarantor’s Amended and Restated Certificate of Incorporation, as amended; (ii) the Pennsylvania Guarantor’s Third Amended and Restated Bylaws, as amended; (iii) the unanimous written consent of the board of directors of the Pennsylvania Guarantor, dated February 19, 2020; (iv) the Registration Statement; and (v) the Indenture. In expressing the opinions set forth herein, I have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as duplicates or copies.

Based on the foregoing and subject to the qualifications set forth herein, and assuming that (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (ii) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Exchange Notes are offered or issued as contemplated by the Registration Statement; and (iii) all Exchange Notes will be issued and sold in compliance with all applicable Federal and state securities laws and in the manner stated in the Registration Statement and the prospectus related thereto, I am of the opinion that the Guarantees of the Pennsylvania Guarantor have been duly authorized, executed and delivered by the Pennsylvania Guarantor.

I am admitted to practice in the Commonwealth of Pennsylvania, and I express no opinion as to matters governed by any laws other than the laws of the Commonwealth of Pennsylvania. In particular, I do not purport to pass on any matter governed by the laws of the Netherlands, New York or Delaware.

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I hereby consent to the filing of this opinion with the Commission as Exhibit 5.3 to the Registration Statement. I also consent to the reference to my name under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, I do not thereby admit that I am an expert within the meaning of Section 11 of the Securities Act or that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Thomas D. Salus
Thomas D. Salus